Filed Pursuant to Rule 433
                                                         File No.: 333-140740-01

See below for potential filing prior to black. No need to file now - may need to file later if not covered by other materials already filed (such as the term sheet or red). Thanks.

-----Original Message-----
From: Zien, Teresa [CIB-GFI] [mailto:teresa.zien@citigroup.com]
Sent: Wednesday, March 07, 2007 2:48 PM
To: Kim, Robert
Cc: Simpson, Richard [CIB-GFI]
Subject: FW: COBALT 2007-C2 Tape

below is what was sent to Fannie, please file. Thanks.

-----Original Message-----
From: Zien, Teresa [CIB-GFI]
Sent: Wednesday, March 07, 2007 2:13 PM
To: Gregory J Murdock (E-mail); Kasi Shanmugam (E-mail)
Cc: Simpson, Richard [CIB-GFI]
Subject: COBALT 2007-C2 Tape


I forgot to mention yesterday that we would be having another tape to you guys as well. It is for the COBALT deal. Please see attached. If we could get feedback by next Wednesday/Thursday, it would be much appreciated. Thanks.

This one as well. Thanks.


From: Zien, Teresa [CIB-GFI] [mailto:teresa.zien@citigroup.com]
Sent: Monday, March 12, 2007 7:30 PM
To: Kim, Robert
Subject: FW: COBALT 2007-C2 Tape


another one -----Original Message-----
From: Zien, Teresa [CIB-GFI]
Sent: Monday, March 12, 2007 7:30 PM
To: 'Joseph E Redding'
Subject: RE: COBALT 2007-C2 Tape


Commercial space is contained within the residential building.

   -----Original Message-----
   From: Joseph E Redding [mailto:joseph_redding@freddiemac.com]
   Sent: Monday, March 12, 2007 7:23 PM
   To: Zien, Teresa [CIB-GFI]
   Subject: RE: COBALT 2007-C2 Tape


   Alright, I can't recall if you told me over the phone earlier... too many deals. So I have one more, is the commercial space for 75-81 Nassau Street contained in the residential bldg?


   Regards,

   Joseph Redding
   Portfolio Valuation Manager-CMBS
   Freddie Mac (Direct line 571-382-5774)



"Zien, Teresa [CIB-GFI]"
< teresa.zien@citigroup.com >      To Joseph E Redding"
                                   < "joseph_redding@freddiemac.com >
   03/12/2007 07:17 PM

                                 cc"Glenn Errigo"
                                   < Glenn_Errigo@freddiemac.com >, "Michael
                                   Patterson"
                                   < Michael_Patterson@freddiemac.com >

                                SubRE:tCOBALT 2007-C2 Tape






   That is correct, there are no other properties crossed or in a pool with these LG2 properties.
   -----Original Message-----
   From: Joseph E Redding [mailto:joseph_redding@freddiemac.com]
   Sent: Monday, March 12, 2007 7:14 PM
   To: Zien, Teresa [CIB-GFI]
   Cc: Glenn Errigo; Michael Patterson
   Subject: Re: COBALT 2007-C2 Tape


   Hi Teresa,

   Thanks for the early answers today. One last item for me, - confirm there are no other properties crossed or in a pool with these LG2 properties.


   Regards,

   Joseph Redding
   Portfolio Valuation Manager-CMBS
   Freddie Mac (Direct line 571-382-5774)


"Zien, Teresa
[CIB-GFI]"           To lenn_Errigo@freddiemac.com, "Mike Patterson
< teresa.zien@citigro   G(E-mail\)" < Michael_Patterson@freddiemac.com >,
                    up.\Joseph Redding \(E-mail\)"
   03/07/2007 02:17    "joseph_redding@freddiemac.com>
   PM                  <

                     cc"Garcia, John W [CIB-FI]"
                       < john.w.garcia@citigroup.com >, "Howe, Charles
                       [CIB-FI]" < charles.howe@citigroup.com >, "Simpson, Richard [CIB-GFI]" < richard.simpson@citigroup.com >

                    SubCOBALT 2007-C2 Tape









   It was good seeing all of you yesterday. Attached is another tape from us, it is for the COBALT deal. If we could get feedback by next Wednesday/Thursday, that would be greatly appreciated. Thanks.

Same for this as well.  Thanks.

-----Original Message-----
From: Zien, Teresa [CIB-GFI] [mailto:teresa.zien@citigroup.com]
Sent: Wednesday, March 07, 2007 2:48 PM
To: Kim, Robert
Cc: Simpson, Richard [CIB-GFI]
Subject: FW: COBALT 2007-C2 Tape

below is what was sent to Freddie, please file. Thanks.

-----Original Message-----
From: Zien, Teresa [CIB-GFI]
Sent: Wednesday, March 07, 2007 2:18 PM
To: Glenn Errigo (E-mail); Mike Patterson (E-mail); Joseph Redding
(E-mail)
Cc: Garcia, John W [CIB-FI]; Howe, Charles [CIB-FI]; Simpson, Richard
[CIB-GFI]
Subject: COBALT 2007-C2 Tape


It was good seeing all of you yesterday. Attached is another tape from us, it is for the COBALT deal. If we could get feedback by next Wednesday/Thursday, that would be greatly appreciated. Thanks.